Exhibit 23.1


CONSENT OF INDEPENDENT AUDITOR


To the Board of Directors and Stockholders of Sono-Tek Corporation


We consent to the use in connection with the Annual Report on Form 10-KSB of Sono-Tek Corporation, of our report dated April 27, 2004, relating to the financial statements of Sono-Tek Corporation, as of February 29, 2004 and February 28, 2003 and for each of the years then ended. We hereby consent to incorporation by reference, in the Registration No. 333-11913 on Form S-8.


/s/ RADIN, GLASS & CO., LLP
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Certified Public Accountants
New York, New York
May 26, 2004